UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2008.
BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 655237 Dallas, Texas	75265-5237
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On February 8, 2008, Belo Corp. (the Company), completed the spin-off of its newspaper businesses and related assets into a separate public company, A. H. Belo Corporation (A. H. Belo), with its own management and board of directors. The spin-off was accomplished by transferring the assets and liabilities of the newspaper businesses and related assets to A. H. Belo and distributing a pro-rata, tax-free dividend to the Company’s shareholders of 0.20 shares of A. H. Belo Series A common stock for every share of Belo Series A common stock, and 0.20 shares of A. H. Belo Series B common stock for every share of Belo Series B common stock, owned as of the close of business on January 25, 2008.
The Company is filing this Current Report on Form 8-K to provide revised financial statements that present the newspaper businesses and related assets as discontinued operations. Such reclassified financial statements and related notes are attached as Exhibit 99.1 and incorporated herein by reference.
Other than as required to reflect the changes in discontinued operations described above and the subsequent events disclosure in Note 3 to the financial statements, the information presented in Exhibit 99.1 does not reflect events occurring after the filing of the Form 10-K for the year ended December 31, 2007. For information concerning significant developments and other changes to the Company’s business since the filing of its Form 10-K for the year ended December 31, 2007, please review the Company’s subsequent filings with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Consolidated Financial Statements of Belo Corp. and subsidiaries.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Belo Corp.
By:	/s/ Dennis A. Williamson
Dennis A. Williamson
Chief Financial Officer

Date: August 14, 2008

EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99.1	Consolidated Financial Statements of Belo Corp. and subsidiaries.

3